EXHIBIT 99.1

PERRIGO REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS FROM CONTINUING OPERATIONS

Major Strategic Initiatives Completed During Q3:
- Closed sale of Rx business for $1.6B
- Announced Acquisition of HRA Pharma for €1.8B
- Settled €1.6B Irish Tax Assessment for Net Cash Outlay of €266M
- Awarded €355M From Belgium Arbitration Decision

Supply Chain Disruption and Higher Input Costs Negatively Impact Q3 Results

2021 Financial Guidance Lowered

U.S. & European Consumer Self-Care Demand Robust and Accelerating

Dublin, Ireland - November 10, 2021 - Perrigo Company plc (NYSE: PRGO; TASE) (“Perrigo” or the “Company”), a leading provider of Consumer Self-Care Products, today announced financial results for the third quarter of fiscal year 2021 ended October 2, 2021. All comparisons are against the prior year fiscal third quarter, unless otherwise noted.

President and CEO, Murray S. Kessler commented, "Major initiatives were completed in the third quarter that will secure Perrigo a bright future. The RX generic prescription business divestiture was completed, the acquisition of the highly successful HRA Pharma business was announced, and a major overhang on the business was removed through a favorable settlement of the Irish tax dispute paid for with proceeds from the successful arbitration in Belgium. Perrigo is now a solely focused consumer self-care company, poised for strong growth, unencumbered by the major overhangs of the past. Our team is intently focused on driving long-term profitable growth."

Kessler continued, "Our disappointing third quarter results reflect the continuing impacts of the challenging operating environment caused by the global COVID-19 pandemic that began in 2020, have continued in 2021 and are not indicative of our future growth potential. These challenges fall into three categories for Perrigo: a historically weak cough/cold season affecting first quarter sales and manufacturing efficiencies, higher input costs and the sudden supply chain disruption, primarily in the form of a shortage of truck drivers, which began in the third quarter. In combination, these factors are forecasted to negatively impact total year adjusted diluted EPS by $0.79, which could only be partially offset, leading us to lower our earnings guidance.”

Kessler also noted, “Importantly, third quarter consumer off-take was very strong, as were factory orders on almost all of our businesses. This included a strong rebound in cough/cold sales. Unfortunately, we exited the quarter with record unshipped orders as there were not enough trucks or drivers to fulfill those orders in the U.S. Supply chain disruptions impacted CSCA net sales growth in the quarter by 5.7 percentage points.”

Kessler concluded “Our cough/cold business is rebounding, which will positively impact sales and manufacturing efficiencies. We have taken multiple steps to adjust our supply chain during this unusual period, which has already resulted in a significant improvement in October. And, we are taking action to mitigate higher input costs, including price increases on approximately 75% of the Company's portfolio and delivering on project momentum cost savings. Through the combination of these actions, along with the anticipated closing and successful integration of HRA expected in the first half of next year, we still believe we will deliver on our original 2023 EPS transformation plan targets.”

Refer to Tables I - IV at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Third Quarter 2021 Financial Highlights from Continuing Operations

•Perrigo third quarter net sales were $1.04 billion, an increase of 4.0%. Organic(1) net sales growth was 2.6%, despite an increase in unfulfilled orders of 4.3 percentage points as a result of supply chain disruptions.

•CSCA third quarter net sales of $694 million increased 4.6%, with organic growth of 4.2%; CSCI third quarter net sales of $349 million increased 2.8%, with organic net sales down by 0.6%.

•Reported diluted loss per share was $0.40, compared to reported diluted earnings per share ("EPS") of $0.19 in the prior year quarter.

•Adjusted diluted EPS, which excludes certain charges as outlined in Table I, decreased 25.0% to $0.45 per diluted share. Adjusted diluted EPS was negatively impacted by approximately $0.22 per diluted share from lower operating efficiencies, higher materials and freight costs, and two product recalls, as compared to the prior year quarter. The increase in unfulfilled orders depressed adjusted EPS by $0.08 per diluted share.

Year-to-Date 2021 Financial Highlights from Continuing Operations(2)

•Perrigo year-to-date net sales were $3.03 billion, or flat, compared to the prior year period, including a negative impact of 3.4 percentage points from lower cough/cold-related net sales due to the historically weak 2020/2021 cough/cold season. Unfulfilled orders due to supply chain disruptions depressed growth by 1.4 percentage points.
•CSCA year-to-date net sales of $1.96 billion were 1.8% lower compared to the prior year period; organic net sales were down 3.2%, including a negative 3.2 percentage points impact from lower cough/cold-related net sales. Unfulfilled orders due to supply chain disruptions depressed growth by 1.9 percentage points.

•CSCI year-to-date net sales of $1.08 billion grew 3.3% compared to the prior year period; organic net sales were down 2.2%, including a negative 3.9 percentage points impact from lower cough/cold-related net sales. Unfulfilled orders due to supply chain disruptions depressed growth by 0.5 percentage points.

•Reported diluted loss per share year-to-date was $1.22 per diluted share as compared to EPS of $0.70 in the prior year period.

•Adjusted diluted EPS year-to-date decreased 22.5% to $1.45 per diluted share as compared to $1.87 per diluted share in the prior year period. Adjusted diluted EPS was negatively impacted by lower cough/cold-related net sales, lower operating efficiencies and higher materials and freight expenses.

(1) See attached Appendix for details. Organic net sales growth excludes the effects of acquisitions and divestitures and the impact of currency.

(2) In addition to other non-GAAP adjustments as described in the attached appendix, adjusted profit measures, including adjusted EPS and adjusted operating income, exclude from both periods certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs are either covered by the transition services agreement or have been eliminated following closing. We do not believe such operational costs are representative of the future expenses of our continuing operations. See attached appendix for additional details.

Third Quarter 2021 Perrigo Results from Continuing Operations

Perrigo net sales for the third quarter were $1.04 billion, an increase of $40 million, or 4.0%. Favorable currency movements and acquisitions contributed 0.9 and 0.5 percentage points, respectively. Organic net sales growth was 2.6%, despite an increase in unfulfilled orders as a result of supply chain disruptions, including a lack of truck drivers in the U.S. and record backups at global shipping ports, which held back growth by 4.3 percentage points.

Net sales in the quarter were driven by 1) strong growth in e-commerce, primarily in CSCA, 2) contract manufacturing sales to the now-divested RX business, 3) increased pricing, 4) a rebound in cough/cold in the U.S., 5) the November 2020 acquisition of Eastern European dermatology brands in CSCI, and 6) $9 million in net favorable currency movements. These increases were partially offset by 1) discontinued products of $11 million, 2) lost distribution within the Healthy Lifestyle category in CSCA, 3) lower net sales in the CSCI contract manufacturing business, and 4) $4 million from a product recall.

Third quarter reported operating income was $438 million in 2021 compared to $79 million in 2020. Adjusted operating income was $112 million in 2021 and $141 million in 2020, a decrease of $29 million, or 20.6%. This decrease was driven by 1) $29 million from lower operating efficiencies resulting from the weak 2020/2021 cough/cold season, and higher materials and freight expenses, and 2) $9 million of costs from two product recalls. These results were partially offset by lower operating expenses, including project momentum cost savings.

Reported net loss was $54 million, or $0.40 per diluted share, compared to net income of $26 million, or $0.19 per diluted share in the prior year period. Excluding certain charges as outlined in Table I, third quarter 2021 adjusted net income was $61 million, or $0.45 per diluted share, compared to $83 million, or $0.60 per diluted share, last year due to the factors described above.

Third Quarter 2021 Business Segment Results from Continuing Operations

Consumer Self-Care Americas Segment

CSCA third quarter net sales of $694 million grew 4.6%, including a 0.4 percentage point positive impact from favorable currency movements. Organic net sales increased 4.2%, despite an increase in unfulfilled orders slowing growth by 5.7 percentage points as a result of supply chain disruptions, including a lack of truck drivers in the U.S. and record backups at global shipping ports.

OTC net sales were driven by 1) strong growth in e-commerce, 2) contract manufacturing sales to the now divested RX business, 3) higher incidences of cough/cold illness as society returns to in-person activities, benefiting the Cough/Cold and Pain categories, 4) a double-digit percentage increase in the branded OTC business, and 5) increased pricing stemming from management actions taken earlier in the year. These gains were partially offset by 1) lost distribution within the

Healthy Lifestyle category, 2) $10 million in discontinued products, primarily from the discontinuation of diabetes care products in the Healthy Lifestyle category, and 3) lower net sales in the Allergy category due primarily to the recall of third-party manufactured product.

Net sales in the Oral Self-Care category declined mid-single digits due primarily to delayed receipt of ex-U.S. manufactured product, leading to record unfulfilled customer orders.

Net sales in the Nutrition category grew mid-single digits driven by new product launches within infant formula as well as strong growth in the oral electrolytes business.

Reported operating income was $90 million in 2021 compared to $122 million in 2020. Adjusted operating income decreased $28 million to $106 million driven by 1) lower operating efficiencies due primarily to the weak 2020/2021 cough/cold season and higher materials and freight expenses, and 2) a product recall during the quarter. These factors were partially offset by lower operating expenses, including project momentum cost savings.

Consumer Self-Care International Segment

CSCI net sales of $349 million increased $10 million, or 2.8%, including a 1.9 percentage point positive impact from favorable currency movements and a 1.5 percentage point positive impact from acquisitions. Organic net sales decreased 0.6%. Unfulfilled orders increased 1.5 percentage points as a result of supply chain disruptions, due primarily to record backups at global shipping ports.

Net sales in the quarter were driven by 1) the November 2020 acquisition of three Eastern European OTC Dermatology Brands, 2) higher net sales in the U.K. store brand business, 3) greater demand for NiQuitin smoking cessation products in the Healthy Lifestyle category, 4) increased pricing, and 5) $6 million in favorable currency movements. These drivers were more than offset by 1) lower than normal buy-in for cough/cold products by pharmacies, 2) a decline in net sales in the contract manufacturing category, 3) lower demand for weight loss products across Europe, which led to lower net sales for XLS Medical within the Healthy Lifestyle category, and 4) a product recall that negatively impacted the Vitamins, Minerals & Supplements (VMS) category.

Reported operating income was $4 million in 2021 compared to $10 million in 2020. Adjusted operating income decreased $6 million to $46 million due to a $6 million negative impact related to the VMS product recall and less favorable product mix, which were partially offset by lower operating expenses.

Settlement of the Irish Revenue Notice of Amended Assessment (“NoA”)

The Company announced on September 29, 2021 that it had reached a settlement with the Irish Office of the Revenue Commissioners for the Notice of Amended Assessment ("NoA") dated November 29, 2018. As part of the settlement terms, Perrigo made a total cash payment to Irish Revenue of €266.1 million in the fourth quarter of 2021. This payment has resolved the entire €1.6 billion NoA against the Company.

Receipt in Cash of €355 million from the Belgian Arbitration Decision

Perrigo announced on September 29, 2021 that it received the entire €355 million in cash on behalf of Alychlo NV and Holdco I BE NV ("Sellers") in payment of the previously announced arbitration award issued in favor of Perrigo Ireland 2 ("Perrigo Ireland"). The award was issued August 27, 2021, by a tribunal sitting under the rules of the Belgian Centre for Arbitration and Mediation and related to claims arising under the Stock Purchase Agreement between Sellers and Perrigo Ireland dated November 6, 2014. Under Belgian law, Sellers have the right to challenge the tribunal's award for up to three months following the date of the award. However, Perrigo does not believe that Sellers have any legal grounds for any such challenge.

Fiscal 2021 Outlook from Continuing Operations

The Company is updating its fiscal 2021 outlook to reflect third quarter results and management expectations for the remainder of the year. The Company now expects calendar year 2021 adjusted diluted EPS of between $2.00 to $2.10.

The Company cannot reconcile its expected adjusted diluted earnings per share to diluted earnings per share under "Fiscal 2021 Outlook" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is a leading provider of Consumer Self-Care Products and over-the-counter (OTC) health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Led by its consumer self-care strategy, Perrigo is the largest store brand OTC player in the U.S. in the categories in which it competes through more than 9,000 SKUs under customer ‘own brand’ labels. Additionally, Perrigo is a Top 10 OTC company by revenue in Europe, where it markets more than 200 branded OTC products throughout 28 countries. Visit Perrigo online at www.perrigo.com.

Webcast and Conference Call Information

The conference call will be available live on Wednesday, November 10, 2021, at 8:30 A.M. (EST) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 6950324. A taped replay of the call will be available beginning at approximately 12:00 P.M. (EST) November 10, until midnight Wednesday, November 17, 2021. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10161334.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "future", “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the effect of the novel coronavirus (COVID-19) pandemic and the associated supply chain impacts on the Company’s business; general economic, credit, and market conditions; future impairment charges; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; pending and potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information, and litigation relating to uncertain tax positions, including the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; the timing, amount and cost of any share repurchases; fluctuations in currency exchange rates and interest rates; the Company’s ability to achieve the benefits expected from the sale of its Rx business, the risk that potential costs or liabilities incurred or retained in connection with the transaction may exceed the Company’s estimates or adversely affect the Company’s business or operations; the consummation and success of the proposed acquisition of HRA and the ability to achieve the expected benefits thereof, including the risk that the parties fail to obtain the required regulatory approvals or to fulfill the other conditions to closing on the expected timeframe or at all, the occurrence of any other event, change or circumstance that could delay the transaction or result in the termination of the securities sale agreement or the risks that the Company’s synergy estimates are inaccurate or that the Company faces higher than anticipated integration or other costs in connection with the proposed acquisition; the consummation and success of other announced acquisitions or dispositions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives. An adverse result with respect to the Company’s appeal of any material outstanding tax assessments or pending litigation, including securities or drug pricing matters, could ultimately require the use of corporate assets to pay such assessments, damages from third-party claims, and related interest and/or penalties, and any such use of corporate assets would limit the assets available for other corporate purposes. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2020, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations to the most directly comparable U.S. GAAP measures for the following non-GAAP financial measures referred to in this press release:

•net sales growth on an organic basis, which excludes acquisitions, including the 2019 acquisition of Ranir, the acquisition of Eastern European OTC Dermatology brands, divested businesses, which includes the divested Rosemont Rx liquids business, and the impact of currency,

•adjusted gross profit,
•adjusted net income,
•adjusted diluted earnings per share,
•adjusted gross margin, and
•adjusted operating margin.

These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and, where applicable, with companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The intangible asset amortization excluded from these non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements and is excluded because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted net income, adjusted diluted EPS, adjusted gross margin and adjusted operating margin are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. As noted, for the periods presented in 2020 and 2021, these adjusted profit measures exclude certain stranded costs, such as those related to corporate and shared service functions related to the RX business. Under GAAP, these stranded costs are reported within continuing operations in Corporate (which is included in Worldwide Consumer), but were previously allocated to the RX business. We exclude these costs from all adjusted profit measures, as we do not believe they are representative of the future run-rate of expenses of our continuing operations. The Company also discloses net sales growth excluding exited businesses, as well as on a constant currency basis and on an organic basis. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate analysis of the Company’s operating performance and acquisition and divestiture trends.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Perrigo Investor Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications; (269) 686-3373; e-mail: bradley.joseph@perrigo.com

Nicholas Gallagher, Manager, Global Investor Relations & Corporate Communications; (269) 686-3238, E-mail: nicholas.gallagher@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
Net sales	$1,042.7	$1,003.0	$3,033.8	$3,035.0
Cost of sales	706.3	633.3	1,980.0	1,924.5
Gross profit	336.4	369.7	1,053.8	1,110.5

Operating expenses
Distribution	23.3	22.5	69.0	62.4
Research and development	27.6	30.4	91.7	88.7
Selling	129.7	130.1	405.0	389.0
Administration	130.6	111.3	368.1	345.2
Impairment charges	3.5	—	162.1	—
Restructuring	1.0	0.8	11.8	1.5
Other operating expense (income)	(417.6)	(3.9)	(417.6)	(3.9)
Total operating expenses	(101.9)	291.2	690.1	882.9

Operating income	438.3	78.5	363.7	227.6

Change in financial assets	—	(22.2)	—	(25.9)
Interest expense, net	30.9	33.3	94.5	94.3
Other (income) expense, net	18.5	(1.0)	20.4	17.9
Loss on extinguishment of debt	—	20.0	—	20.0
Income (loss) from continuing operations before income taxes	388.9	48.4	248.8	121.3
Income tax expense (benefit)	442.8	22.0	411.8	24.9
Income (loss) from continuing operations	(53.9)	26.4	(163.0)	96.4
Income (loss) from discontinued operations, net of tax	(5.0)	(181.0)	84.5	(84.0)
Net income (loss)	$(58.9)	$(154.6)	$(78.5)	$12.4

Earnings (loss) per share
Basic
Continuing operations	$(0.40)	$0.19	$(1.22)	$0.71
Discontinued operations	(0.04)	(1.32)	0.63	(0.62)
Basic earnings per share	$(0.44)	$(1.13)	$(0.59)	$0.09
Diluted
Continuing operations	$(0.40)	$0.19	$(1.22)	$0.70
Discontinued operations	(0.04)	(1.31)	0.63	(0.61)
Diluted earnings per share	$(0.44)	$(1.12)	$(0.59)	$0.09

Weighted-average shares outstanding
Basic	133.8	136.5	133.5	136.3
Diluted	133.8	137.6	133.5	137.5

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	October 2, 2021	December 31, 2020
Assets
Cash and cash equivalents	$2,078.1	$631.5
Accounts receivable, net of allowance for credit losses of $7.6 and $6.5, respectively	686.2	593.5
Inventories	1,092.5	1,059.4
Prepaid expenses and other current assets	355.7	182.2
Current assets held for sale	13.4	666.9
Total current assets	4,225.9	3,133.5
Property, plant and equipment, net	842.8	864.6
Operating lease assets	170.6	154.7
Goodwill and indefinite-lived intangible assets	3,036.9	3,102.7
Definite-lived intangible assets, net	2,226.2	2,481.5
Deferred income taxes	40.2	40.6
Non-current assets held for sale	—	1,364.0
Other non-current assets	373.3	346.8
Total non-current assets	6,690.0	8,354.9
Total assets	$10,915.9	$11,488.4
Liabilities and Shareholders’ Equity
Accounts payable	$405.6	$451.6
Payroll and related taxes	106.6	152.9
Accrued customer programs	140.1	128.5
Other accrued liabilities	339.9	183.1
Accrued income taxes	353.0	9.0
Current indebtedness	629.4	37.3
Current liabilities held for sale	29.2	419.6
Total current liabilities	2,003.8	1,382.0
Long-term debt, less current portion	2,920.9	3,527.6
Deferred income taxes	243.0	276.2
Non-current liabilities held for sale	—	108.3
Other non-current liabilities	565.8	539.2
Total non-current liabilities	3,729.7	4,451.3
Total liabilities	5,733.5	5,833.3
Commitments and contingencies - Refer to Note 16
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,064.8	7,118.2
Accumulated other comprehensive income	54.2	395.0
Retained earnings (accumulated deficit)	(1,936.6)	(1,858.1)
Total shareholders’ equity	5,182.4	5,655.1
Total liabilities and shareholders' equity	$10,915.9	$11,488.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.7	133.1

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash Flows From (For) Operating Activities
Net income (loss)	$(78.5)	$12.4
Adjustments to derive cash flows:
Depreciation and amortization	238.8	284.7
Loss (Gain) on sale of business	(63.9)	18.6
Share-based compensation	50.2	43.9
Impairment charges	162.1	202.4
Change in financial assets	—	(25.9)
Loss on extinguishment of debt	—	20.0
Restructuring charges	11.8	1.9
Deferred income taxes	(24.0)	25.7
Amortization of debt premium	(2.7)	(1.7)
Other non-cash adjustments, net	9.2	(12.0)
Subtotal	303.0	570.0
Increase (decrease) in cash due to:
Accounts receivable	(182.3)	106.4
Inventories	(70.2)	(93.2)
Prepaid expenses	(1.8)	(23.8)
Accounts payable	(10.4)	15.2
Payroll and related taxes	(60.6)	(2.2)
Accrued customer programs	13.4	(35.5)
Accrued liabilities	(5.8)	(16.0)
Accrued income taxes	313.2	(9.0)
Other, net	(36.8)	13.9
Subtotal	(41.3)	(44.2)
Net cash from (for) operating activities	261.7	525.8
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	2.8	3.2
Purchase of equity method investment	—	(15.0)
Acquisitions of businesses, net of cash acquired	—	(106.0)
Asset acquisitions	(70.6)	(34.1)
Additions to property, plant and equipment	(110.4)	(104.3)
Net proceeds from sale of business	1,493.1	187.8
Other investing, net	2.8	8.1
Net cash from (for) investing activities	1,317.7	(60.3)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	—	743.8
Payments on long-term debt	—	(590.0)
Borrowings (repayments) of revolving credit agreements and other financing, net	(5.8)	0.1
Deferred financing fees	—	(6.7)
Premiums on early debt retirement	—	(19.0)
Cash dividends	(97.8)	(93.0)
Other financing, net	(17.1)	(14.9)
Net cash from (for) financing activities	(120.7)	20.3
Effect of exchange rate changes on cash and cash equivalents	(12.0)	9.3
Net increase (decrease) in cash and cash equivalents	1,446.7	495.1
Cash and cash equivalents of continuing operations, beginning of period	631.5	344.5
Cash and cash equivalents held for sale, beginning of period	10.0	9.8
Less cash and cash equivalents held for sale, end of period	(10.1)	(9.2)
Cash and cash equivalents of continuing operations, end of period	$2,078.1	$840.2

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended October 2, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$1,042.7	$336.4	$27.6	$283.6	$(413.1)	$438.3	$49.4	$442.8	(53.9)	(0.40)
As a % of reported net sales		32.3%	2.6%	27.2%	(39.6)%	42.0%	4.7%	42.5%	(5.2)%
Effective tax rate								113.9%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$22.3	$(1.4)	$(28.7)	$—	$52.4	$(0.6)	$—	$53.0	$0.37
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	(2.7)	—	2.7	(13.1)	—	15.8	0.12
Impairment charges	—	—	—	—	(3.5)	3.5	—	—	3.5	0.03
Net SPA arbitration settlement award	—	—	—	(22.4)	417.6	(395.2)	—	—	(395.2)	(2.92)
(Gain) loss on divestitures	—	—	—	—	—	—	(2.1)	—	2.1	0.02
Unusual litigation	—	—	—	(8.9)	—	8.9	—	—	8.9	0.07
Restructuring charges and other termination benefits	—	—	—	—	(1.0)	1.0	—	—	1.0	0.01
Non-GAAP tax adjustments**	—	—	—	—	—	—	—	(426.2)	426.2	3.15
Adjusted	1,042.7	$358.7	$26.2	$220.9	$—	$111.6	$33.6	$16.6	$61.4	$0.45
As a % of reported net sales		34.4%	2.5%	21.2%		10.7%	3.2%	1.6%	5.9%
Adjusted effective tax rate								21.3%

			Diluted weighted average shares outstanding
			Reported							133.8
			Effect of dilution as reported amount was a loss, while adjusted amount was income***							1.7
			Adjusted							135.5

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**The non-GAAP tax adjustments are primarily due to: (1) removal of $308.6 million tax expense related to the settlement of the Irish Notice of Amended Assessment, (2) removal of $108.0 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) $4.9 million tax benefit related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (4) removal of $3.6 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT).

***In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended September 26, 2020
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$1,003.0	$369.7	$30.4	$263.9	$(3.1)	$78.5	$30.1	$22.0	$26.4	$0.19
As a % of reported net sales		36.9%	3.0%	26.3%	(0.3)%	7.8%	3.0%	2.2%	2.6%
Effective tax rate								45.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$22.3	$(0.8)	$(30.7)	$—	$53.8	$—	$—	$53.8	$0.38
Restructuring charges and other termination benefits	—	—	—	—	(0.8)	0.8	—	—	0.8	0.01
Separation and reorganization expense	—	—	—	(0.2)	—	0.2	—	—	0.2	—
Acquisition and integration-related charges and contingent consideration adjustments	—	0.4	—	(1.1)	—	1.5	—	—	1.5	0.01
Initial payment made in connection with an R&D arrangement	—	—	—	—	—	—	—	—	—	—
Milestone income related to royalty rights	—	—	—	—	—	—	—	—	—	—
Unusual litigation	—	—	—	(3.6)	3.9	(0.3)	—	—	(0.3)	—
(Gain) Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
(Gain) loss on divestitures	—	—	—	—	—	—	(1.2)	—	1.2	0.01
Change in financial assets	—	—	—	—	—	—	22.2	—	(22.2)	(0.16)
Loss on early debt extinguishment	—	—	—	—	—	—	(20.0)	—	20.0	0.15
Indirect RX business support costs**	—	0.8	(0.3)	(5.0)	—	6.1	—	—	6.1	0.04
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	5.2	(5.2)	(0.04)
Adjusted	$1,003.0	$393.2	$29.3	$223.3	$—	$140.6	$30.2	$27.2	$83.2	$0.60
As a % of reported net sales		39.2%	2.9%	22.3%		14.0%	3.0%	2.7%	8.3%
Adjusted effective tax rate								24.6%

						Diluted weighted average shares outstanding
						Reported				137.6

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to (1) $10.0 million tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (2) removal of $1.6 million tax benefits from the U.S. CARES Act related to retroactive adjustments to the 2018 and 2019 tax years recorded in 2020, offset by (3) removal of $6.4 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT).

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Nine Months Ended October 2, 2021
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest and Other	Income Tax Expense (Benefit)	Income (loss) from continuing operations*	Diluted Earnings (Loss) per Share*
Reported	$3,033.8	$1,053.8	$91.7	$842.1	$(243.7)	$363.7	$114.9	$411.8	$(163.0)	$(1.22)
As a % of reported net sales		34.7%	3.0%	27.8%	(8.0)%	12.0%	3.8%	13.6%	(5.4)%
Effective tax rate								165.5%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$69.0	$(2.5)	$(90.0)	$—	$161.5	$(2.3)	$—	$163.8	$1.24
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(3.9)	—	5.8	(13.1)	—	18.9	0.14
Restructuring charges and other termination benefits	—	—	—	—	(11.8)	11.8	—	—	11.8	0.09
(Gain) loss on divestitures	—	—	—	—	—	—	(2.5)	—	2.5	—
Net SPA arbitration settlement award	—	—	—	(22.4)	417.6	(395.2)	—	—	(395.2)	(2.93)
Unusual litigation	—	—	—	(25.2)	—	25.2	—	—	25.2	0.19
Separation and reorganization expense	—	—	—	(0.4)	—	0.4	—	—	0.4	—
Impairment charges	—	—	—	—	(162.1)	162.1	—	—	162.1	1.20
(Gain) Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
Indirect RX business support costs**	—	2.9	0.3	(9.6)	—	12.2	—	—	12.2	0.09
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	(356.1)	356.1	2.64
Adjusted	$3,033.8	$1,127.2	$89.1	$690.6	$—	$347.5	$96.1	$55.7	$195.7	$1.45
As a % of reported net sales		37.2%	2.9%	22.8%		11.5%	3.2%	1.8%	6.5%
Adjusted effective tax rate								22.2%

				Diluted weighted average shares outstanding
				Reported						133.5
			Effect of dilution as reported amount was a loss, while adjusted amount was income****							1.5
				Adjusted						135.0

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) removal of $308.6 million tax expense related to the settlement of the Irish Notice of Amended Assessment, (2) removal of $48.0 million tax expense related to non-recurring intra-entity transfers of intellectual property, (3) removal of $8.9 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT) and (4) removal of $3.3 million tax expense impact on deferred taxes of the UK rate change, offset by (5) $22.1 million tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates.

****In the period of a net loss, reported diluted shares outstanding equal basic shares outstanding.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Nine Months Ended September 26, 2020
Consolidated Continuing Operations	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Income from continuing operations*	Diluted Earnings per Share*
Reported	$3,035.0	$1,110.5	$88.7	$796.6	$(2.4)	$227.6	$106.3	$24.9	$96.4	$0.70
As a % of reported net sales		36.6%	2.9%	26.2%	(0.1)%	7.5%	3.5%	0.8%	3.2%
Effective tax rate								20.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$66.6	$(1.2)	$(89.0)	$—	$156.8	$—	$—	$156.8	$1.15
Acquisition and integration-related charges and contingent consideration adjustments	—	2.0	—	(6.4)	—	8.4	—	—	8.4	0.06
Separation and reorganization expense	—	—	—	(0.9)	—	0.9	—	—	0.9	0.01
Unusual litigation	—	—	—	(12.5)	3.9	8.6	—	—	8.6	0.06
(Gain) Loss on investment securities	—	—	—	—	—	—	(3.4)	—	3.4	0.02
Restructuring charges and other termination benefits	—	—	—	—	(1.5)	1.5	—	—	1.5	0.01
(Gain) loss on divestitures	—	—	—	(0.3)	—	0.3	(18.5)	—	18.8	0.14
Change in financial assets	—	—	—	—	—	—	25.9	—	(25.9)	(0.19)
Loss on early debt extinguishment	—	—	—	—	—	—	(20.0)	—	20.0	0.15
Indirect RX business support costs**	—	2.9	(0.5)	(16.0)	—	19.4	—	—	19.4	0.14
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	51.9	(51.9)	(0.38)
Adjusted	$3,035.0	$1,182.0	$87.0	$671.5	$—	$423.5	$90.3	$76.8	$256.4	$1.87
As a % of reported net sales		38.9%	2.9%	22.1%		14.0%	3.0%	2.5%	8.4%
Adjusted effective tax rate								23.0%

						Diluted weighted average shares outstanding
						Reported				137.5

*Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.
**Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.
***The non-GAAP tax adjustments are primarily due to: (1) $40.7 million tax expense related to pre-tax non-GAAP adjustments calculated based upon their applicable jurisdictional income tax rates and (2) removal of $17.6 million tax benefits from the U.S. CARES Act related to retroactive adjustments to the 2018 and 2019 tax years recorded in 2020, offset by (3) removal of $6.4 million tax expense related to Base Erosion and Anti-Abuse Tax (BEAT).

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	October 2, 2021					September 26, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$694.2	$187.6	$17.9	$76.7	$90.4	$664.0	$215.6	$18.8	$78.9	$121.7
As a % of reported net sales		27.0%	2.6%	11.0%	13.0%		32.5%	2.8%	11.9%	18.3%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$5.4	$(1.0)	$(6.4)	$12.7	$—	$5.6	$—	$(7.3)	$12.8
Unusual litigation	—	—	—	—	—	—	—	—	—	(3.8)
Impairment charges	—	—	—	—	2.6	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	0.1	—	—	—	—	0.1
Acquisition and integration-related charges and contingent consideration adjustments	—	—	—	—	—	—	0.4	—	(1.1)	1.6
Indirect RX business support costs*	—	—	—	—	—	—	0.8	(0.3)	(0.2)	1.2
Adjusted	$694.2	$193.0	$16.9	$70.3	$105.8	$664.0	$222.4	$18.5	$70.3	$133.6
As a % of reported net sales		27.8%	2.4%	10.1%	15.2%		33.5%	2.8%	10.6%	20.1%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	October 2, 2021					September 26, 2020
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$348.5	$148.8	$9.7	$133.2	$4.3	$339.0	$154.1	$11.6	$132.3	$10.1
As a % of reported net sales		42.7%	2.8%	38.2%	1.2%		45.5%	3.4%	39.0%	3.0%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$16.9	$(0.4)	$(22.3)	$39.7	$—	$16.7	$(0.8)	$(23.4)	$41.0
Impairment charges	—	—	—	—	0.9	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	0.6	—	—	—	—	—
Adjusted	$348.5	$165.7	$9.3	$110.9	$45.5	$339.0	$170.8	$10.8	$108.9	$51.1
As a % of reported net sales		47.5%	2.7%	31.8%	13.1%		50.4%	3.2%	32.1%	15.1%

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Nine Months Ended					Nine Months Ended
	October 2, 2021					September 26, 2020
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,957.0	$569.5	$57.3	$233.2	$113.9	$1,992.2	$627.3	$53.4	$229.0	$348.4
As a % of reported net sales		29.1%	2.9%	11.9%	5.8%		31.5%	2.7%	11.5%	17.5%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$17.7	$(1.1)	$(19.6)	$38.3	$—	$16.5	$—	$(21.2)	$37.7
Unusual litigation	—	—	—	—	—	—	—	—	—	(3.9)
Impairment charges	—	—	—	—	161.2	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	3.9	—	—	—	—	0.4
Indirect RX business support costs*	—	2.9	0.3	—	2.8	—	2.9	(0.5)	(0.7)	4.1
Acquisition and integration-related charges and contingent consideration adjustments	—	1.5	(0.4)	(1.2)	3.1	—	2.0	—	(6.3)	8.4
Adjusted	$1,957.0	$591.6	$56.1	$212.4	$323.2	$1,992.2	$648.7	$52.9	$200.8	$395.1
As a % of reported net sales		30.2%	2.9%	10.9%	16.5%		32.6%	2.7%	10.1%	19.8%

*Includes certain costs, which are reported in GAAP continuing operations but were previously allocated to the RX business. On a go-forward basis, such costs will either be covered by the transition services agreement or eliminated following closing. Accordingly, we do not believe such operational costs are representative of the future expenses of our continuing operations.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Nine Months Ended					Nine Months Ended
	October 2, 2021					September 26, 2020
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$1,076.8	$484.3	$34.4	$420.8	$23.1	$1,042.8	$483.2	$35.4	$401.8	$45.7
As a % of reported net sales		45.0%	3.2%	39.1%	2.1%		46.3%	3.4%	38.5%	4.4%
Pre-tax adjustments:
Amortization expense primarily related to acquired intangible assets	$—	$51.3	$(1.3)	$(70.7)	$123.2	$—	$50.1	$(1.2)	$(67.8)	$118.9
Impairment charges	—	—	—	—	0.9	—	—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	5.2	—	—	—	—	0.4
(Gain) loss on divestitures	—	—	—	—	—	—	—	—	(0.3)	0.3
Adjusted	$1,076.8	$535.6	$33.1	$350.1	$152.4	$1,042.8	$533.3	$34.2	$333.7	$165.3
As a % of reported net sales		49.7%	3.1%	32.5%	14.2%		51.1%	3.3%	32.0%	15.9%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	October 2, 2021	September 26, 2020	Total Change	FX Change	Constant Currency Change
Reported Net sales
Consolidated Continuing Operations	$1,042.7	$1,003.0	4.0%	(0.9)%	3.1%
CSCA	$694.2	$664.0	4.6%	(0.4)%	4.2%
CSCI	$348.5	$339.0	2.8%	(1.9)%	0.9%

Consolidated Continuing Operations	$1,042.7	$1,003.0
Less: Eastern European Brands Acquisition	(5.0)	—
Organic Consolidated Continuing Operations net sales as so adjusted	$1,037.7	$1,003.0	3.5%	(0.9)%	2.6%

CSCI	$348.5	$339.0
Less: Eastern European Brands Acquisition	(5.0)	—
Organic CSCI net sales as so adjusted	$343.5	$339.0	1.3%	(1.9)%	(0.6)%

TABLE III (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)
	Nine Months Ended
	October 2, 2021	September 26, 2020	Total Change	FX Change	Constant Currency Change
Reported Net sales
Consolidated Continuing Operations	$3,033.8	$3,035.0	—%	(2.3)%	(2.3)%
CSCA	$1,957.0	$1,992.2	(1.8)%	(0.2)%	(2.0)%
CSCI	$1,076.8	$1,042.8	3.3%	(6.2)%	(2.9)%

CSCA	$1,957.0	$1,992.2	(1.8)%	(0.2)%	(2.0)%
Less: Dr. Fresh*	(23.8)	—
Organic CSCA net sales as so adjusted	$1,933.2	$1,992.2	(3.0)%	(0.2)%	(3.2)%

CSCI	$1,076.8	$1,042.8	3.3%	(6.2)%	(2.9)%
Less: Rosemont Pharmaceuticals business	—	(28.7)
CSCI net sales as so adjusted excluding divested businesses	$1,076.8	$1,014.1	6.2%	(6.4)%	(0.2)%
Less: Dr. Fresh*	(1.3)	—
Less: Eastern European Brands Acquisition	(19.1)	—
Organic CSCI net sales as so adjusted	$1,056.4	$1,014.1	4.2%	(6.4)%	(2.2)%

*Dr. Fresh acquisition comprises all oral self-care assets purchased from High Ridge Brands, including the brands Dr. Fresh®, REACH® and Firefly®.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended
	October 2, 2021	September 26, 2020	Total Change
Consolidated Continuing Operations adjusted EPS	$0.45	$0.60	(25.0)%

Adjusted operating income
Consolidated Continuing Operations	$111.6	$140.6	(20.6)%

	Nine Months Ended
	October 2, 2021	September 26, 2020	Total Change
Consolidated Continuing Operations adjusted EPS	$1.45	$1.87	(22.5)%